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                WILLETTS TO SPEAK AT AMERICA'S COMMUNITY BANKERS
                       COMMUNITY BANK INVESTOR CONFERENCE

For Immediate release:  May 2, 2006

Wilmington, NC--Frederick Willetts, III, Chairman and President of Cooperative Bankshares, Inc., (the "Company"), (NASDAQ:"COOP") will be a guest speaker at the America's Community Bankers Community Bank Investor Conference on May 4, 2006 in New York, New York. Mr. Willetts' presentation will focus on the Company's performance and strategies.

The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible "live" during the conference on the following site: http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=COOP&item_id=1306728
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and will also be available on the Company website at: www.coop-bank.com and
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will be archived until May 31, 2006.  Mr. Willetts will present at 9:15 a.m.

Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina, and offices in North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

                           For additional information:
                             Frederick Willetts, III
                                  910-343-0181